UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 31, 2008
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13289 (Commission File Number)	76-0069030 (I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300 Houston, Texas (Address of principal executive offices)	77057 (Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amended and Restated Employment Agreements
     On December 31, 2008, we entered into amended and restated employment agreements with each of Louis A. Raspino, our President and Chief Executive Officer, Rodney W. Eads, our Executive Vice President and Chief Operating Officer, Brian C. Voegele, our Senior Vice President and Chief Financial Officer, W. Gregory Looser, our Senior Vice President—Legal, Information Strategy and General Counsel, and Lonnie D. Bane, our Senior Vice President, Human Resources and Administration. The amendments to the agreements address, among other things, Section 409A of the Internal Revenue Code of 1986 and related guidance and certain other matters described below.
     Section 409A Related Changes
•	Six-month wait for termination payments. The amended agreements delay separation payments, reimbursements and benefits for six months, but allow for payment prior to such time if it would be permitted under the provisions of Section 409A.

•	Timing and amount of reimbursement for legal fees. The amended agreements clarify that legal fee reimbursements will be made within the time period required by Section 409A. The amount is also apportioned by calendar year, as required by Section 409A.

•	Timing requirements for reimbursement of expenses. The amended agreements clarify that all taxable expense reimbursements subject to Section 409A will be made promptly and in accordance with Pride’s policies, but in no event later than permitted under Section 409A.

•	Timing of excise tax gross-up payment. The amended agreements clarify that no excise tax gross-up payment will be provided later than the date permitted by Section 409A.

•	Timing of execution of release. The amended agreements require that a release of claims be executed no later than 50 days after the date of termination of employment, which allows for the termination payment to be made on an agreed specified date (60 days after separation, unless a six-month delay is required by Section 409A).
Other Changes
•	10% excise tax gross-up threshold. The amended agreements add a “cap” on parachute payments in the event of a change in control, but continue to provide that a gross-up will apply if the “cap” would reduce payments to the executive by 10% or more.

•	Signed release required as a condition for severance benefits. The amended agreements provide that failure to timely execute a release will cause forfeiture of the executive’s severance benefits for a termination of employment occurring prior to a change in control. In addition, the amended agreements clarify that the executive will not be entitled to any legal fee reimbursements for claims waived or released by the execution of such release.

•	No contract term evergreen following age 65. The amended agreements provide that the term of the agreement will no longer automatically renew beginning with the end of the one-year term in which the executive reaches age 65. The amended agreements provide that failure to renew the agreement at such time will no longer trigger the executive’s constructive termination rights.

•	Expand definition of cause with respect to violations of law. With respect to terminations for “cause,” the definition of cause in each of the amended agreements has been expanded to cover violations of United States law or the law of any jurisdiction applicable to the executive’s employment, including specifically the Foreign Corrupt Practices Act.

•	Merger protection change in control previously approved by Compensation Committee reduced from 80% to 66%. The amended agreements include a “merger protection change in control” as a change in control. A merger protection change in control is generally defined as a merger or consolidation involving our company whereby our stockholders prior to the transaction continue to hold at least 50% but not more than 66% of the voting power of the surviving entity after the transaction. The Compensation Committee had previously approved, and the prior employment agreements for each of Messrs. Eads and Voegele had included, a threshold of 80%, but we have now incorporated the 66% threshold into the definition of merger protection change in control that is used in each of the amended employment agreements and in other of our compensation arrangements.

•	Legal fee reimbursement terms prior to change in control. To comply with the requirements of Section 409A, the amended agreements for Messrs. Raspino, Looser and Bane provide that the executive’s prior level of legal fee reimbursement is split over three calendar years, with 20% of the current maximum reimbursement payable in the year of the executive’s termination and 40% in each of the next two calendar years. Any amount not used in a particular year is forfeited and not carried over to the next calendar year. The amended agreements for Messrs. Voegele and Eads provide for legal fee reimbursement only upon obtaining a favorable final judgment against us, with such reimbursements made prior to the end of the calendar year in which the final judgment occurs, as required by Section 409A.

•	Reduce protected period for Messrs. Raspino and Eads to 24 months following a change in control. The amended agreements for Messrs. Raspino and Eads provide that a change in control termination will occur upon any qualifying termination that occurs within 24 months of a change in control. This period had previously been 36 months.

•	Agreement to consider any changes proposed by us to comply with tax laws. The amended agreements provide that each executive will negotiate in good faith any future proposal by us to amend the employment agreement in such a way that would enable us to avoid any unfavorable tax consequences.

•	No severance payments on death of executive. Death was removed as a trigger event for separation benefits.

•	Fund rabbi trust immediately prior to change in control for cash severance payment. The amended agreements provide that the cash severance amounts payable upon a change in control termination will be deposited into a rabbi trust prior to the change in control.

•	Full legal fee reimbursement for change in control termination. The amended agreements provide for this change.

•	Clarify “then current” salary and benefits protected. The amended agreements clarify that a constructive termination includes termination of the executive’s employment with us due to resignation after a reduction (for Messrs. Eads and Voegele, unless such reduction is generally applicable to all similarly situated executives of Pride) in “total compensation or benefits . . . from the levels in effect immediately prior to such reduction.” The agreements provide that actual bonus payments and equity awards may be reduced without creating a constructive termination event.

•	Severance to include pro-rata actual bonus for year of termination pre-change in control. The amended agreements provide for this change.

•	Change in control provision with respect to change in Board membership. The amended agreements expand the change in control provision with respect to changes in membership of our Board of Directors to include any incremental change in a majority of the Board not approved by incumbent directors. The definition of incumbent directors expressly excludes directors whose initial assumption of office occurs as a result of an actual or threatened election contest.

•	Constructive termination if not re-elected to Board (Mr. Raspino only). Mr. Raspino’s amended agreement provides that a constructive termination event will occur if the executive is not reelected to our Board of Directors.
     A description of the employment agreements, as amended and restated, follows:
     The initial term of each of the amended agreements expires as follows: Mr. Raspino, December 3, 2009; Mr. Eads, September 18, 2009; Mr. Voegele, January 25, 2010; Mr. Looser, December 4, 2009; and Mr. Bane, June 1, 2009. Each agreement is subject to automatic renewals for successive one-year terms until either party terminates the contract effective upon the next scheduled expiration date, with at least one year’s advance notice. Each of the amended agreements provides that the term of the agreement will not automatically renew beginning with the end of the one-year term in which the executive reaches age 65 and that failure to renew the agreement at such time will not trigger the executive’s constructive termination rights under the agreement.

     Our executives can be terminated by us at anytime for any reason. Each of the amended agreements provides benefits to the executive upon termination or change in control as described below. Each of the amended agreements provides that any cash and/or benefits payable to the executive on account of termination of employment and otherwise subject to the provisions of Section 409A will be delayed for six months.
     Mr. Raspino
     Involuntary Termination. Under Mr. Raspino’s amended employment agreement, if the executive is terminated involuntarily for reasons not associated with a change in control and not due to cause, he will receive:
     (1) two full years of base salary (not less than the highest annual base salary during the preceding three years);
     (2) an amount equal to the pro-rata actual bonus plus two times the target award under our annual incentive compensation plan for the year of termination;
     (3) life, health and accident and disability insurance continued for two years or until reemployment, whichever is earlier (for the executive, and for his immediate family to the extent available); and
     (4) immediate vesting of his equity awards, with the options remaining exercisable for their original term.
     The amended agreement requires that the executive timely execute a release to receive the above benefits. In addition, the amended agreement provides that the executive will not be entitled to any legal fee reimbursements for claims waived or released by the execution of such release.
     The agreement treats disability, specified constructive terminations (including, with respect to Mr. Raspino’s agreement only, if the executive is not reelected to our Board of Directors) or our failure to renew an agreement at the end of its term (other than at age 65 as described above) as an involuntary termination of the executive. The amended agreement provides that the executive’s death will not trigger either (a) the above benefits or (b) the benefits described below, if he dies after a change in control.
     Change in Control. The agreement also provides the executive protection in the event of a change in control. A “change in control” is generally defined to include the acquisition by a person of 20% or more of our voting power, specified changes in a majority of the Board of Directors, a merger resulting in existing stockholders having less than 50% of the voting power in the surviving company and sale or liquidation of our company. In addition, the amended agreement includes a “merger protection change in control” as a change in control. A merger protection change in control is generally defined as a merger or consolidation involving our company whereby our stockholders prior to the transaction continue to hold at least 50% but not more than 66% of the voting power of the surviving entity after the transaction.

     In the event of a change in control, the term of the executive’s employment agreement will be extended for a period of two years from the date of the change in control that is not a merger protection change in control, or a period of one year from the date of a merger protection change in control. In the event of an involuntary termination of the executive during the extended term of the agreement or voluntary resignation by him within 12 months after a change in control that is not a merger protection change in control, he will be entitled to receive:
     (1) three full years of base salary;
     (2) three times the maximum bonus award under our annual incentive compensation plan for the year of termination;
     (3) life, health and accident and disability insurance continued for three years or until reemployment, whichever is earlier; and
     (4) immediate vesting of his equity awards, with the options remaining exercisable for their original term.
     The amended agreement provides that the amounts set forth in (1) and (2) above will be deposited into a rabbi trust prior to the change in control.
     The agreement also provides that we will reimburse the executive for certain taxes incurred by him as a result of payments following a change in control. The amended agreement provides for a cap on certain payments in the event of a change in control, but that a gross-up will apply if the cap would reduce payments to the executive by 10% or more.
     Mr. Eads
     Under Mr. Eads’ amended employment agreement, the executive generally will receive the same benefits as Mr. Raspino, except that Mr. Eads’ amended employment agreement does not address the vesting or exercisability of awards under our long-term incentive plans following specified terminations. However, under Mr. Eads’ outstanding award agreements (which were not amended in connection with the amendment to his employment agreement):
     (1) In the event of involuntary termination not associated with a change in control and not due to cause, Mr. Eads’ equity awards will vest, with options remaining exercisable for 120 days following termination, but in no event beyond the maximum option term. In the event of termination by reason of death or disability, Mr. Eads’ equity awards will vest, with options remaining exercisable for one year, but in no event beyond the maximum option term.
     (2) In the event of an involuntary termination within two years, or a voluntary resignation within 12 months, of a change in control that is not a merger protection change in control, or an involuntary termination within 12 months of a merger protection change in control, Mr. Eads’ equity awards will vest, with options remaining exercisable until the later of two years following the change in control or 120 days following the termination, but in no event beyond the maximum option term.

     Messrs. Voegele, Looser and Bane
     Under the amended employment agreements of Messrs. Voegele, Looser and Bane, the executive generally will receive the same benefits as Mr. Eads with the following exceptions:
     (1) In the event of involuntary termination not associated with a change in control and not due to cause, the executive will receive (a) one full year of base salary, (b) an amount equal to the pro-rata actual bonus plus one times the target award under our annual incentive compensation plan for the year of termination and (c) life, health and accident and disability insurance continued for one year or until reemployment, whichever is earlier. In addition, under each of Messrs. Looser’s and Bane’s amended agreements, the executive’s equity awards will vest, with options remaining exercisable for the later of (i) 120 days following the termination or (ii) the date specified by the underlying option agreement, but in no event beyond the maximum option term. Mr. Voegele’s outstanding award agreements provide for such vesting and exercisability.
     (2) In the event of an involuntary termination within two years, or a voluntary resignation within six months, of a change in control that is not a merger protection change in control, or an involuntary termination within 12 months of a merger protection change in control, the executive will receive (a) two full years of base salary, (b) two times the maximum bonus award under our annual incentive compensation plan for the year of termination and (c) life, health and accident and disability insurance continued for two years or until reemployment, whichever is earlier. In addition, under each of Messrs. Looser’s and Bane’s amended agreements, the executive’s equity awards will vest, with options remaining exercisable for the later of (i) two years after the date of the change in control, (ii) 120 days after the date of the executive’s termination or (iii) the date specified by the underlying option agreement, but in no event beyond the maximum option term. Mr. Voegele’s outstanding award agreements provide for such vesting and exercisability.
     Noncompete
     In addition, the amended employment agreements provide a noncompete clause of two years for Messrs. Raspino and Eads, one year for Mr. Voegele and six months for Messrs. Bane and Looser after termination (voluntary or involuntary) assuming that it was not due to a change in control. In the event of a change in control, the noncompete clause does not apply.
Amended and Restated Supplemental Executive Retirement Plan
     On December 31, 2008, we entered into amended participation agreements with each of Messrs. Raspino, Eads, Voegele, Looser and Bane with respect to the amended and restated Supplemental Executive Retirement Plan (“SERP”) approved by the Compensation Committee of our Board of Directors. The SERP is an unfunded, deferred compensation arrangement for the Chief Executive Officer and executives proposed for participation by the Chief Executive Officer and approved by the Compensation Committee and who otherwise meet the other requirements of the SERP. The specific provisions of a participant’s benefits are governed by his SERP participation agreement.

     The amendments to the participation agreements and the SERP address, among other things, Section 409A and certain other matters described below.
     Section 409A Related Changes
•	Limited acceleration of change in control benefit. The amended SERP provides that payment of the SERP benefit is accelerated only upon a change in control that satisfies certain requirements of Section 409A. In the case of a non-Section 409A change in control, the participant is required to wait until the earlier of his early retirement date or normal retirement date.

•	Timing requirements for reimbursement of retiree medical expenses. The amended SERP participation agreement clarifies that the participant pays the full cost of retiree medical coverage, subject to reimbursement by Pride within time limits prescribed by Section 409A.

•	Synchronized payment of SERP death benefit. The SERP previously provided for immediate payment upon a death during employment and delayed payment if death occurred after termination while awaiting a SERP benefit. The amended SERP provides that the SERP benefit is paid within 60 days after death in any event.
     Other Changes
•	Joint and survivor annuity replaced with 10-year certain and life. The SERP was originally designed to pay in annuity form. The amended SERP provides for lump sums only. Accordingly, the amended SERP provides for a 10-year certain and life calculation, which eliminates the marital status and age of the spouse as a factor for determining the value of the benefit.

•	Change in control benefit calculation. The SERP previously provided a default change in control benefit, which was applicable only to Messrs. Raspino, Looser and Bane, that equaled five times the participant’s final annual pay (as described below). This default provision has been removed from the SERP, and the normal accrued benefit, which was applicable to Messrs. Eads and Voegele, has been included as the default. Messrs. Looser and Bane have elected to retain the previous default form, and this provision is specified in their amended participation agreements.

•	Minimum normal retirement benefit. The amended SERP may result in a lower expected benefit since the annuity has been converted to a lump sum based on a 10-year certain and life calculation. The amended SERP includes a provision for a minimum normal retirement benefit (to be specified in the applicable participation agreement) to protect the expected normal retirement benefit amount, solely to the extent that benefit had been accrued as of December 31, 2008 under the previous calculations.

•	Rabbi trust. The amended SERP provides that a rabbi trust must be created and funded prior to a change in control.

•	Amount of death benefit. The SERP previously provided a death benefit limited to the value of the survivor portion of an annuity. The amended SERP provides that the death benefit will be the same amount otherwise accrued by the participant.

•	Other changes. The amended SERP refers to an updated mortality table for actuarial equivalent calculations. The definitions of cause and change in control have been revised to conform substantially to the definitions contained in the executive employment agreements. The amended SERP participation agreement makes additional changes that conform to the amended SERP, as well as providing the minimum normal retirement benefit amount for the applicable participant and acknowledging that Mr. Raspino is already fully vested in his SERP benefit.
     A description of the terms of each executive’s amended participation agreement and the SERP, as amended and restated, follows:
     If the executive’s employment terminates for any reason other than cause on or after his “normal retirement date,” which is the date he attains age 62, then we will make a lump sum payment to him within 60 days of his termination equal to the actuarial present value of an annual benefit of 50% of his final annual pay payable for his lifetime. This benefit will not be lower than the amount identified in the executive’s SERP participation agreement. If the executive voluntarily terminates his employment with us prior to his normal retirement date but on or after his “early retirement date,” which is the date he has attained age 55 and has completed 15 years of continuous employment with us, then we will make a lump sum payment to him within 60 days of his termination equal to the actuarial present value of an annual benefit of 50% of his final annual pay payable for his lifetime, reduced by a certain percentage based on the number of years from the date of that termination to his normal retirement date. “Final annual pay” for purposes of the benefits calculations with respect to Messrs. Raspino, Looser and Bane means the executive’s base annual salary and target bonus award under our annual incentive compensation plan as in effect on the executive’s last day of active employment. “Final annual pay” for purposes of the benefits calculations with respect to Messrs. Voegele and Eads means the sum of (1) the executive’s average base annual salary over the five years preceding his last day of active employment and (2) the executive’s target bonus percentage under our annual incentive compensation plan as in effect on the executive’s last day of active employment multiplied by the amount in clause (1) above.
     For Mr. Raspino, the foregoing benefits vested in five equal annual installments beginning January 2, 2004. For Messrs. Looser and Bane, the foregoing benefits vest in five equal annual installments beginning January 1, 2006. For Messrs. Voegele and Eads, the foregoing benefits will fully vest upon the executive’s normal retirement date or, if earlier, his early retirement date and upon a termination by reason of death or disability.
     If an executive’s service is terminated by us prior to his normal retirement date other than for cause or by the executive due to certain events including non-renewal or breach by us of his employment agreement or for good reason, then:

•	with respect to Messrs. Raspino, Looser and Bane, (a) the executive’s SERP benefit will immediately vest, (b) three years will be added to the executive’s age and time of service for purposes of determining the executive’s eligibility for and the amount of his early retirement benefit (as of the date hereof, Mr. Raspino is deemed to have met the requirements for an early retirement benefit and Mr. Bane has been deemed to have completed the time of service requirement for an early retirement benefit) and (c) the actuarial equivalent of the normal retirement benefit or early retirement benefit, as applicable, will be paid in a lump sum on the later of the executive’s attainment of age 55 or 60 days after the executive’s termination; and
•	with respect to Messrs. Voegele and Eads, (a) the executive’s SERP benefit will vest pro rata based on the number of months of service performed between January 1, 2007 and the earlier of the date that would have been his normal retirement date or his early retirement date, as applicable, and (b) we will make a lump sum payment to him equal to the actuarial present value of an annual benefit of 50% of his final annual pay payable for his lifetime, subject to reduction for pro rata vesting, commencing on the later of the executive’s attainment of age 55 or 60 days after the executive’s termination.
     In addition, with respect to Messrs. Raspino, Looser and Bane, if the executive voluntarily resigns his employment for any other reason prior to attaining the above age and service requirements, his vested benefit under the SERP will be paid on the later of the executive’s attainment of age 55 or 60 days after the executive’s termination. Since Mr. Raspino has attained age 55, his vested benefit will be paid 60 days after his termination.
     If the executive’s employment is terminated by reason of disability, then we will make a lump sum payment to him within 60 days of his termination equal to the actuarial present value of an annual benefit of 50% of his final annual pay payable for his lifetime, reduced by a certain percentage based on the number of years from the date of the termination to his normal retirement date and reduced by any employer or government disability benefits. If the executive’s employment is terminated by reason of death, or if the executive dies after termination but prior to his normal retirement date and with a vested right to a benefit under the SERP, his spouse or beneficiary, as applicable, will receive, within 60 days of the date of the executive’s death, the same benefit the executive would have received had the executive terminated on the date of his death.
     In addition, in connection with termination of employment with a vested right to a benefit under the SERP, the executive is entitled to receive retiree medical and dental coverage for himself, his spouse and his dependents who were covered under our group health plan as of the date of termination, with such coverage beginning immediately with respect to Messrs. Raspino, Looser and Bane and, with respect to Messrs. Voegele and Eads, on his normal retirement date or immediately if the executive is terminated after his early retirement date. The coverage will be provided until the later of the death of the executive or his surviving spouse. These benefits will be at least as favorable as the group medical and dental coverage offered to our executive employees. This coverage (i) will be suspended during any period the executive has medical coverage provided by another employer, (ii) with respect to the executive and his spouse (if applicable), will be converted to Medicare Supplement coverage upon becoming eligible for and covered by Medicare and (iii) with respect to his dependents, will terminate at such time as the dependents are no longer eligible for coverage under the terms of our group health plan. Any retiree medical and dental benefits to the executive’s spouse or surviving spouse are available solely to the spouse to whom the executive was married on the date of the executive’s termination of employment. The executive or, if applicable, his surviving spouse will be responsible for the applicable premiums for coverage at the same rate paid by active executive employees but not to exceed the cost of the most comprehensive group medical and dental coverage offered by us.
     If the executive’s employment is terminated within two years after a change in control or one year following a merger protection change in control (each as defined in the executive’s employment agreements), or in the event of a voluntary resignation by the executive within six months (12 months for Messrs. Raspino and Eads) after a change in control that is not a merger protection change in control, then the executive’s benefit under the SERP will fully vest and:
•	with respect to Messrs. Looser and Bane, in lieu of the lump sum benefit described above, the executive will receive from us a lump sum payment in an amount equal to the greater of his final annual pay at the time of the change in control or his final annual pay at the time of termination, multiplied by five; and
•	with respect to Messrs. Raspino, Voegele and Eads, the executive will receive from us a lump sum payment in an amount equal to the actuarial present value of an annual benefit of 50% of his final annual pay payable for his lifetime and commencing on the first to occur of his early retirement date or his normal retirement date.
     A SERP benefit payable as a result of a change in control will be paid (i) if the change in control meets the requirements described under Section 409A, 60 days after the change in control or (ii) if the change in control does not meet the requirements described under Section 409A, on the later to occur of the executive’s attainment of age 55 or 60 days after the executive’s termination. The SERP benefit payable as a result of a change in control are required to be deposited into a rabbi trust prior to the change in control.
     If we terminate the executive’s employment for cause (as defined in the SERP or his employment agreement), then he forfeits all rights to any benefits under the SERP.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1†	Amended and Restated Employment/Non-Competition/Confidentiality Agreement dated December 31, 2008 between Pride and Louis A. Raspino.

10.2†	Amended and Restated Employment/Non-Competition/Confidentiality Agreement dated December 31, 2008 between Pride and Rodney W. Eads.

10.3†	Amended and Restated Employment/Non-Competition/Confidentiality Agreement dated December 31, 2008 between Pride and Brian C. Voegele.

10.4†	Amended and Restated Employment/Non-Competition/Confidentiality Agreement dated December 31, 2008 between Pride and W. Gregory Looser.

10.5†	Amended and Restated Employment/Non-Competition/Confidentiality Agreement dated December 31, 2008 between Pride and Lonnie D. Bane.

10.6†	Pride International, Inc. Supplemental Executive Retirement Plan, as amended and restated.

10.7†	Amended SERP Participation Agreement dated December 31, 2008 between Pride and Louis A. Raspino.

10.8†	Amended SERP Participation Agreement dated December 31, 2008 between Pride and Rodney W. Eads.

10.9†	Amended SERP Participation Agreement dated December 31, 2008 between Pride and Brian C. Voegele.

10.10†	Amended SERP Participation Agreement dated December 31, 2008 between Pride and W. Gregory Looser.

10.11†	Amended SERP Participation Agreement dated December 31, 2008 between Pride and Lonnie D. Bane.

†	Management contract or compensatory plan or arrangement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
	By:	/s/ Lonnie D. Bane
Lonnie D. Bane
Date: January 7, 2009		Senior Vice President, Human Resources and Administration

EXHIBIT INDEX

No.	Description

10.1†	Amended and Restated Employment/Non-Competition/Confidentiality Agreement dated December 31, 2008 between Pride and Louis A. Raspino.

10.2†	Amended and Restated Employment/Non-Competition/Confidentiality Agreement dated December 31, 2008 between Pride and Rodney W. Eads.

10.3†	Amended and Restated Employment/Non-Competition/Confidentiality Agreement dated December 31, 2008 between Pride and Brian C. Voegele.

10.4†	Amended and Restated Employment/Non-Competition/Confidentiality Agreement dated December 31, 2008 between Pride and W. Gregory Looser.

10.5†	Amended and Restated Employment/Non-Competition/Confidentiality Agreement dated December 31, 2008 between Pride and Lonnie D. Bane.

10.6†	Pride International, Inc. Supplemental Executive Retirement Plan, as amended and restated.

10.7†	Amended SERP Participation Agreement dated December 31, 2008 between Pride and Louis A. Raspino.

10.8†	Amended SERP Participation Agreement dated December 31, 2008 between Pride and Rodney W. Eads.

10.9†	Amended SERP Participation Agreement dated December 31, 2008 between Pride and Brian C. Voegele.

10.10†	Amended SERP Participation Agreement dated December 31, 2008 between Pride and W. Gregory Looser.

10.11†	Amended SERP Participation Agreement dated December 31, 2008 between Pride and Lonnie D. Bane.

†	Management contract or compensatory plan or arrangement.